FOR IMMEDIATE RELEASE

CORE LAB PRESENTS AT JOHNSON RICE ENERGY CONFERENCE

AMSTERDAM (20 September 2016) - Core Laboratories N.V. (NYSE: "CLB US")(Euronext Amsterdam: "CLB NA") announces that our Chairman and Chief Executive Officer, David M. Demshur, will be speaking at the Johnson Rice Energy Conference in New Orleans, Louisiana on Wednesday, September 21, 2016. At the Conference, he will be delivering our standard corporate presentation, which is presently available on our website, http://www.corelab.com/investors, and related remarks as well as providing prepared answers to a series of questions submitted by the Conference. Mr. Demshur’s corporate presentation and remarks are scheduled to start at 10:30 a.m. CDT and will be broadcast in real-time on our website, http://www.corelab.com/investors, and the prepared answers to the submitted questions will be posted on the website, http://www.corelab.com/investors, simultaneously with their delivery at the Conference.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenues, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2015 Form 10-K filed on 12 February 2016, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

For more information contact:
Richard L. Bergmark - CFO, +1 713 328 2101
Gwen Schreffler - Vice President, Corporate Development and Investor Relations. +1 713 328 6210
investor.relations@corelab.com

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Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 21, 2016

This document contains, and has materials that contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E or the Securities Exchange Act of 1934, as amended. The words ‘expected’, ‘will’, ‘may’, ‘should’ and similar expressions are intended to identify forward-looking statements.
Core Laboratories’ expectations regarding any specific matter is only its forecast regarding the matter. A forecast may be substantially different from actual results, which are affected by various factors that are either enumerated on each page or in the Company’s various filings with the Securities and Exchange Commission.
Core Lab (CLB) Moderated Group Meeting Discussion Topics/Questions:

1.
With regards to Core’s macro outlook, any update to your expectations in light of the recent domestic drilling activity and the EIA’s most recent increase to its projected exit-rate ’16 US production +152k bpd (vs. prior month) implying ~625k bpd decline on y/y basis with revisions reflective of higher drilling activity, efficiency and well level productivity?

a.
In late July on the 2Q16 conference call, we heard Core discuss expectations for ‘16 US onshore production to decline ~1.1mm BOPD partially offset by Gulf of Mexico gains in the ~160k BOPD - yielding a net decline of ~940k BOPD and net decline curve of ~10.1%. Globally, Core’s most recent anticipated worldwide net decline curve was 3.3% increasing modestly earlier this year from 3.1%.

Answer. To put the recent drilling activity into perspective, in 2014 we had approximately 38,000 wells drilled and in 2016 we expect less than 10,000 wells will be drilled with ~470 rigs in the US today. So adding approximately 70 rigs YTD is not a substantial increase and the additions are in the core of the core of the major resource plays with activity given today’s commodity price. For example, we believe we will need approximately 900 rigs drilling in the lower 48 for a 12-18 month period to stabilize crude production. In the Bakken, about 132 completions per month are needed to stabilize crude oil production levels, today there are less than 40 completions per month. So if you are a producer with premium locations within the basin, $45/barrel may work but outside that in a tier 2 or 3 area, it likely does not.

Certainly, a number of independents have commented regarding improved well productivity at today’s commodity price and those are likely in the core and users of Core’s technologies.

2.
How does the recent rig count activity trend domestically factor into potential domestic decline projections as we look ahead into ’17? Recent EIA projections were increased for ’17 as well suggesting ’17 US production flattish on an exit-rate basis y/y vs. ‘16. Also, any willingness to offer early projections for Gulf of Mexico production in ’17?

Answer. We continue to believe that tighter crude markets will prevail in the second half of 2016, leading to increases in energy prices that should drive increased client activity which ultimately should boost demand for Core’s unique technology-related services and products beginning in 2017. Core sees U.S. land production continuing to fall in 2017 at current drilling levels.

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 21, 2016

With the Middle East being near maximum production, which may not be sustainable and there being no real adds elsewhere - Angola, China, Colombia, Indonesia, Mexico, Venezuela, and the US all down, we remain bullish. We have to remember from a decline curve perspective that these wells are linear in time and logarithmic in behavior.

GOM 2017 production could increase another 100 KBOPD from last of legacy projects started years ago. Core sees 2018 GOM production falling.

3.
From a global macro perspective, we know that you all are more supply focused, so possibly absent a change in projected global crude demand projections, what do you all see as the largest and/or most underappreciated risks to your supply outlook and overall trajectory of activity level recovery globally?

Answer. Inventories play a pretty strong role, so we need crude oil inventories to continue reducing as a result of production declines and increased demand.

4.
In our view, EoR remains a growing and sizable opportunity for Core where we expect there has been increasing demand from operators particularly in the tight oil (shale) plays with the implementation of miscible gas flooding as you all have highlighted. Can you elaborate on recent trends and commentary on the ability to push average recovery factors from unconventional reservoirs of ~9% into the low-to-mid teens in percentage driving significant ROI improvement for operators?

a.
In addition, last quarter you mentioned you were in the experimental stage for specific reservoirs and crude oils on the correct “cocktail”, so wanted to get an update on any new findings and a progress report on those recent projects?

Answer. We currently have six projects underway with various clients whereby we are conducting experiments with EOR techniques in unconventional reservoirs. These experiments for tight-oil reservoirs are being conducted at reservoir pressures and temperatures. We are cycling various fluids through the reservoir rock that include various gases and liquids which has led to additional hydrocarbon production of lighter oils from the fracture network, followed by oils from the matrix porosity.

Through Core’s technology, we have the capability to tell the client the movable oil to gain the actual reserves, use that information to formulate the type of gas to cycle and at what pressure and temperature needed in order to displace the oil. Further, through our PVT testing we can determine the pressure and temperature needed to further recover the oil which today is not produced.

Different from conventional EOR, by changing the viscosity of the oil when mixed with light or heavy hydrocarbon gases or CO2, EUR can be increased because the oil is now thinner and will have the capability to move through the fracture network (both natural and what was created via the completion process) with greater contributions from matrix porosity.

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 21, 2016

5.
From the perspective of recent industry activity, we have seen a visible inflection in activity across the Permian in the Midland and Delaware basins among operators given attractive economics. Additionally, we recently heard about Apache’s Alpine High discovery in the Southern Delaware. Can you discuss the reservoir dynamics in the region and how that plays into Core’s role in the region currently and longer term?

Answer. Core Lab has done extensive work through-out the Permian and southern Delaware Basins including the entire sedimentary complex, especially the Barnett, Woodford, Bone Springs and Wolfcamp series of tight oil reservoirs. Apache was one of Core’s largest clients during their evaluation of the Alpine High resource play.

6.
While Core’s revenue exposure to exploration activity remains limited (~15%), what is your outlook for deepwater exploration as a portion of the operator spending this upcycle and how will the possible multi-year pullback in offshore exploration spending impact Core longer term?

Answer. From a macro view, 85% of our revenues come from the producing fields around the world. 30% is produced offshore while 40% of CLB revenues come from offshore work. 10% of oil is produced in deepwater while 20% of our revenues come from deepwater. A couple of things to remember, related to CLB and why we continue to experience offshore and deepwater activity (albeit overall activity is down) is the investment is greater by the operator, the nature of the work is more complex and the operator wants more data and information given the investment size. Core continues to receive reservoir fluids characterization work from already producing deepwater fields. This work is related to oil company opex budgets and not related to deepwater capex budget expenditures.

Operators such as BP have publicly discussed the costs that have been removed from these types of investments/projects and with that continuing we should begin to see new projects kick-off. For example, BP has discussed Mad Dog II kicking off at $60 Brent when originally it was $110 Brent.

7.
Within the Production Enhancement segment, which is North American land focused, you all have taken significant costs out of the business through the downturn. Can you speak to the anticipated performance of the segment relative to the rig count recovery in light of the segment’s leverage to longer laterals, increasing stage count, etc.?

a.	Additionally, how should we think about incrementals near-term and throughout the recovery in relation to the historical 60%+ profile in a recovery?

Answer. When you think about Production Enhancement, consider completions and stage count versus rig count. Every completion is a revenue opportunity and every stage with that completion is a revenue opportunity. Within the group of operators that have historically used science (pre-cycle), we have not seen a change in behavior other than an increased focused of using science to create better completions as well as using our technology to understand the completion performance. The learning has been to understand how much oil may be left behind in these reservoirs. That’s where our unconventional EOR studies come into play, but it is also connected to the longer lateral, more stages with tighter clusters and greater proppant volume. The better fracture network created in the completion process, the better EURs to be gained.

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 21, 2016

With emerging completion techniques on the rise, the amount of unstimulated rock can be addressed. In addition to the lateral, stage and cluster techniques, we also see pad drilling which is about efficiency and creating the capability to better communicate with a higher degree of stimulation.

Production Enhancement incremental margins are still expected to range in the mid sixty percent range during the uptick in activity levels.

8.
Last quarter, Core mentioned the Reservoir Description segment should be expected to recover later in the spending upturn given the timing of new wells drilled and the subsequent core/fluid analysis. That said, is there any change to the near-term ~20% EBIT margin target for the segment and how lagged do you anticipate a meaningful inflection in the business should be expected relative to Production Enhancement this upcycle?

Answer. There is no change to the ~20% EBIT margin discussion for this segment. We expect this segment to behave just as it has in prior cycles - augmented however, by recent trends of our clients in understanding the importance of fluids testing which has resulted in a shift to fluids now representing 60% of the revenues in this segment. So we will need to see the correction of crude-oil supply, which is happening today - the commodity price will follow in the second half of 2016 and activity levels to follow that - beginning in 2017.

9.
Focusing on domestic US activity levels, much discussion has been made of HAL’s declaration that “900 is the new 2,000” in the next North American cycle from a rig count efficiency standpoint. Core has been a long proponent of the trend toward longer lateral lengths and greater stage counts per well, so with that said interested to get your take on that comment?

Answer. Certainly, efficiencies have been gained and operators with the best reservoir rock are able to produce profitably at today’s commodity price. For our clients, the users of science, they have had an historical tendency to try different things - that’s why they are able to produce at today’s price. Consequently, the learning that has been created from the experimental behavior tells us oil was being left behind.

In the unconventional reservoirs, and we have experienced this with our clients, is to make every well completion better than the last. The objective is to stimulate as much rock as possible and understand stage by stage how much was stimulated. Those two things are the essence of Production Enhancement.

Our completion products support creating a better fracture network resulting in deeper penetration, significantly less debris, which creates larger tunnel volume. As operators continue to optimize their wellsite efficiency and reservoir production, Core Laboratories’ KODIAK Enhanced Perforating System™ and HERO® line of perforating charges have been used increasingly in North American shale plays. These Production Enhancement technologies have been successfully used by operators to increase production by as much as 15%. In the last 12 months, the PerFRAC-HERO™ system has received significant market acceptance, with a 23% increase in utilization, even while the North American rig count has fallen 57%.

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 21, 2016

During the first quarter, Core Lab conducted testing utilizing its cutting-edge computerized tomography scanning facilities to evaluate the HERO charge performance against other perforating technologies. The testing was conducted under simulated reservoir conditions and revealed that the HERO patented technology achieved 15% to 40% deeper penetration compared with competitive charges, and it created significantly less debris, resulting in larger tunnel volume. The combination of deeper penetration, minimal debris, and larger tunnel volume increases frac flow efficiency with lower breakdown pressures and fewer screen-outs. That gives operators lower stimulation costs and higher production rates.

Post completion, our tracer diagnostics, such as FlowProfiler, are used to evaluate which stages have been communicated with and are producing oil. That was the original use, now with pad drilling, our clients use the diagnostic technology to also understand placement of the wells from the pad - how far apart horizontally as well as vertically to space wells so that you effectively stimulate the entire reservoir block. We run FlowProfiler tracers and by analyzing the produced fluids we can calculate the movement and volume between each well on a pad.